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January 30, 1998

Gradco Systems, Inc.
3753 Howard Hughes Parkway
Suite 200
Las Vegas, Nevada 89109


Gentlemen:

     We have acted as counsel for Gradco Systems, Inc., a Nevada corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933 covering an aggregate of 400,000 shares of Common Stock of the Company (the "Shares") issued and issuable pursuant to the Company's 1997 Stock Option Plan (the "Plan").

     In connection with the Registration Statement, we have examined such records and documents and such questions of law as we have deemed necessary or appropriate for purposes of this opinion, including but not limited to the following:

    (a) Articles of Incorporation, as amended to date, of the Company certified by the Nevada Secretary of State;

    (b)  By-Laws of the Company;

    (c) Minutes, resolutions and documentary evidence of other actions taken by the shareholders and Board of Directors of the Company through January 30, 1998;

    (d)  Specimens of the certificates for the Company's Common Stock;
         and

    (e)  The Plan.

     Additionally, we have consulted with officers and directors of the Company and have obtained such representations from such persons with respect to matters of fact as we deem necessary or advisable.

     Based on the foregoing and on all other instruments, documents and matters examined and necessary for the rendering of this opinion, we are of the opinion that the 400,000 shares of Common Stock registered by the Registration Statement have been legally issued, are fully-paid and non-assessable, except that those which have not yet been issued will be, when issued pursuant to the terms of the Plan and for not less than the par value thereof, legally issued, fully-paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to this firm under


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the caption "Interests of Named Experts and Counsel" in the prospectus which constitutes a part thereof.

                              Very truly yours,




                              BRESSLER, AMERY & ROSS, P.C.